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                                                                Exhibit 15.(a).1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-11288, No. 333-118619 and No. 333-123666) and in the related
Prospectus of CDC Corporation (formerly chinadotcom corporation) of our report dated March 9, 2005, with respect to the consolidated financial statements of chinadotcom corporation included in this Annual Report (Form 20-F) for the year ended December 31, 2004.

Ernst & Young
Hong Kong
June 24, 2005